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                                                                    EXHIBIT 99.1


                                     PROXY

                         OVATION COMMUNICATIONS, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                            ________________, 1999

     THE undersigned acknowledges receipt of a Prospectus and Proxy Statement
dated   ___, 1999, and appoints _______________ and _________________, or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares of Ovation Communications, Inc. which the undersigned is entitled to vote at the special meeting of its stockholders to be
held on   _____, 1999, and at any adjournment thereof:


     1.  FOR    AGAINST   ABSTAIN
         ( )    ( )       ( )

         (YOUR BOARD OF DIRECTORS
         RECOMMENDS A VOTE FOR THIS
                           ---
         PROPOSAL)

     Proposal to adopt an Agreement and Plan
     of Merger (the "Merger Agreement") and
     approve the Merger and other transactions contemplated by the Merger Agreement as described in the Prospectus and Proxy
     Statement dated , 1999.
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  2. As said Proxies in their discretion may determine on all other matters that may be presented at the meeting.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF OVATION COMMUNICATIONS, INC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AND WILL
      ---
BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) below. Joint owners should each sign personally. Executors, administrators, trustees and persons signing for corporations or partnerships should so indicate and include title.

                                    Dated:_____________________, 1999

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                                        Signatures of Stockholders


PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.